Exhibit 10.26

Creditor Claims and Debt Assignment Agreement

This CLAIMS AND DEBT ASSIGNMENT AGREEMENT (this “Agreement”) is made on June 25, 2010 by and among:

Party A: International Petroleum Services Corporation Limited

Party B:   Liu Qingzeng (PRC ID Card No.: 132903195912096511)

Party C:  Tianjin New Highland Science Development Co., Ltd.

WHEREAS,

(1)  Party B has creditor claims against Party A in the amount of HKD242,613,954;

(2)  Party C has creditor claims against Party B in the amount of RMB156,785,948;

NOW, THEREFORE, upon friendly consultations, the parties agree as follows in respect of the foregoing creditor claims and debts:

1.  Party B shall waive an amount of HKD179,579,489 out of its forgoing creditor claims against Party A.

2.  In consideration of Paragraph 1 above, Party B shall assign its debt in respect of Party C to Party A, which shall be responsible for repaying such RMB156,785,948 to Party C.

3.  As from the effective date hereof, the balance of Party B’s creditor claims against Party A shall be in the amount of HKD63,034,465 only and Party B shall become clear and free of any debt to Party C.

4. This Agreement shall be executed in three copies and each party shall hold one copy. This Agreement shall become effective as from the date of execution and sealing.

(No Operative Text Below)

(Signature Page)

IN WITNESS WHEREOF, the parties have each duly executed this Agreement as of the date first above written.

Party A

International Petroleum Services Corporation Limited (Seal)

By:
(Authorized Representative)

Party B

By:
(Liu Qingzeng)

Party C

Tianjin New Highland Science Development Co., Ltd. (Seal)

By:
(Authorized Representative)